                                                                    EXHIBIT 99.3
                                                                    ------------

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of Mrs. Fields' Holding Company, Inc. and subsidiaries as of December 28, 1996 and January 3, 1998 and for the period from inception (September 18, 1996) to December 28, 1996 and for the year ended January 3, 1998 included in this registration statement and have issued our report thereon dated June 10, 1998. Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. Schedule II, "Valuation and Qualifying Accounts", is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.



Arthur Andersen LLP

Salt Lake City, Utah
June 10, 1998

                                                               EXHIBIT 99.3
                                                               -----------------


              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES
                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

                                                               Balance at
                                                                beginning                                            Balance at
                 Description                                    of period         Additions        Deductions       end of period
--------------------------------------------------------       -----------       -----------       -----------     ---------------
Allowance for Doubtful Accounts:
  Period from Inception (September
     18, 1996) through December 28, 1996 ...............       $   269,000       $   106,000       $      --         $   375,000
                                                               ===========       ===========       ===========       ===========

  Year Ended January 3, 1998 ...........................       $   375,000       $   494,000       $   255,000       $   614,000
                                                               ===========       ===========       ===========       ===========

  Period Ended October 3, 1998 (unaudited) .............       $   614,000       $   681,000       $   276,000       $ 1,019,000
                                                               ===========       ===========       ===========       ===========
Store Closure Reserve:
   Store Closure Reserve ...............................       $ 5,060,000              --             305,000       $ 4,755,000
   Transaction Fee Accrual .............................         2,400,000              --           2,173,000           227,000
  Legal Accrual ........................................         1,250,000              --              53,000         1,197,000
  Lease Obligation Accrual .............................         1,200,000              --             174,000         1,026,000
   Finders' Fee Accrual ................................           735,000              --                --             735,000
  Severance and Related Costs Accrual ..................           655,000              --             539,000           116,000
                                                               -----------       -----------       -----------       -----------

Period from Inception (September
18, 1996) through December 28, 1996 ....................       $11,300,000       $      --         $ 3,244,000       $ 8,056,000
                                                               ===========       ===========       ===========       ===========

   Store Closure Reserve ...............................       $ 4,755,000       $ 3,395,000       $ 2,684,000       $ 5,466,000
   Transaction Fee Accrual .............................           227,000              --             227,000              --
  Legal Accrual ........................................         1,197,000              --             548,000           649,000
  Lease Obligation Accrual .............................         1,026,000              --             867,000           159,000
   Finders' Fee Accrual ................................           735,000              --             735,000              --
  Severance and Related Costs Accrual ..................           116,000              --             116,000              --
                                                               -----------       -----------       -----------       -----------

Year Ended January 3, 1998 .............................       $ 8,056,000       $ 3,395,000       $ 5,177,000       $ 6,274,000
                                                               ===========       ===========       ===========       ===========

   Store Closure Reserve (unaudited) ...................       $ 5,466,000       $ 3,548,000       $ 1,891,000       $ 7,123,000
   Transaction Fee Accrual (unaudited) .................              --                --                --                --
  Legal Accrual (unaudited) ............................           649,000              --             252,000           397,000
  Lease Obligation Accrual (unaudited) .................           159,000              --             159,000              --
   Finders' Fee Accrual (unaudited) ....................              --                --                --                --
  Severance and Related Costs Accrual (unaudited) ......              --                --                --                --
                                                               -----------       -----------       -----------       -----------

  Period Ended October 3, 1998 (unaudited) .............       $ 6,274,000       $ 3,548,000       $ 2,302,000       $ 7,520,000
                                                               ===========       ===========       ===========       ===========
Impairment Reserve (1):
  Stores to be Closed ..................................       $ 7,587,000       $      --         $   854,000       $ 6,733,000
  Stores to be Franchised ..............................         3,334,000              --             215,000         3,119,000
                                                               -----------       -----------       -----------       -----------

  Period from Inception (September
     18, 1996) through December 28, 1996 ...............       $10,921,000       $      --         $ 1,069,000       $ 9,852,000
                                                               ===========       ===========       ===========       ===========

  Stores to be Closed ..................................       $ 6,733,000       $ 1,423,000       $ 3,507,000       $ 4,649,000
  Stores to be Franchised ..............................         3,119,000         1,077,000           492,000         3,704,000
                                                               -----------       -----------       -----------       -----------

  Year Ended January 3, 1998 ...........................       $ 9,852,000       $ 2,500,000       $ 3,999,000       $ 8,353,000
                                                               ===========       ===========       ===========       ===========

  Stores to be Closed (unaudited) ......................       $ 4,649,000       $ 1,942,000         1,779,000       $ 4,812,000
  Stores to be Franchised (unaudited) ..................         3,704,000           208,000           676,000         3,236,000
                                                               -----------       -----------       -----------       -----------

Period Ended October 3, 1998 (unaudited) ...............       $ 8,353,000       $ 2,150,000       $ 2,455,000       $ 8,048,000
                                                               ===========       ===========       ===========       ===========

 (1) THE IMPAIRMENT RESERVE REDUCES THE CARRYING AMOUNTS OF PROPERTY AND EQUIPMENT AT STORES TO BE CLOSED TO ZERO AND THE CARRYING AMOUNTS OF PROPERTY AND EQUIPMENT AT STORES TO BE FRANCHISED TO NET REALIZABLE VALUE.